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                                                                    EXHIBIT 2.2
                                                                    ANNEX A

                                                                    [STAMP]


                             CERTIFICATE OF MERGER

                                    Merging

                               Secure Time, Inc.
                             (a Nevada corporation)

                                      into

                               Clickese.com, Inc.
                             (a Nevada corporation)

      The undersigned corporation organized and existing under and by virtue of the State of Nevada Revised Statute (the "NL") does hereby certify, pursuant to Section 92A.100 thereof, that:

      FIRST: The names and states of incorporation of the constituent corporations in the Merger (as defined below) are Secure Time, Inc., a Nevada corporation ("STI") and Clickese.com Inc., a Nevada corporation
("CLICKESE.COM" or the "Surviving Corporation", and together with STI, the "Constituent Corporations").

      SECOND: The Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of April 25, 2001 by and between STI and Clickese.com providing for the merger of STI with and into Clickese.com (the "MERGER"), has been adopted, approved, certified, executed and acknowledged by STI and Clickese.com in accordance with the requirements of Section 1101 of the Nevada Corporation Law.

      THIRD: The name of the Surviving Corporation is "Clickese.com Inc.". After the merger has been completed, Clickese.com Inc. will change its name to Solutions Technology, Inc.

      FOURTH: The Certificate of Incorporation of Clickese.com, as amended, shall constitute the Certificate of Incorporation of the Surviving Corporation.

      FIFTH: A copy of the Merger Agreement is on file at the principal place of business of Clickese.com, 65 La Grande Avenue, Berkley Heights, New Jersey 07922, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

      SIXTH: The authorized capital stock of STI preceding the merger is 20,000,000 shares of common stock, .001 par value, and the authorized capital stock of Clickeses.com, Inc. is 20,000,000 common shares, .001 par value.

      IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by its duly authorized officers on this 25 day of April, 2001.

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